UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 1, 2018

FIRST EQUITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-11777	95-6799846
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1603 LBJ Freeway, Suite 800
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box belowif the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) and (b) Effective October 31, 2018, Daniel J. Moos resigned as a Director, President and Treasurer of First Equity Properties, Inc. (the “Registrant” or the “Company” or “FEPI”). Mr. Moos had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Moos was appointed as a Director, President and Treasurer of the Registrant initially on April 19, 2011.

(c)               On November 1, 2018, the Board of Directors of FEPI appointed R. Neil Crouch II, age 66, President and Treasurer of the Company. Mr. Crouch has been employed since May 2006 as Vice President and Chief Financial Officer of Balkan Energy Company, a Dallas, Texas based entity involved in the energy industry in Bulgaria, Ghana and Nigeria. From August 1, 2006 to March 24, 2009, he served as a director and, from February 23, 2007 to March 24, 2009, as Chairman of the Board of Income Opportunity Realty Investors, Inc., a Nevada corporation, which has its Common Stock listed and traded on the NYSE American under the symbol “IOR.”

(d)	On November 1, 2018, the sole remaining member of the Board of Directors elected

R. Neil Crouch II as a director, to fill a vacancy on the Board of Directors. See subpart (c) above for a description of Mr. Crouch’s current and past employment for more than the past five years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 2, 2018

 FIRST EQUITY PROPERTIES, INC.

By: /s/ Cecelia Maynard Cecelia Maynard, Vice President and Secretary